Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EXACT SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of Exact Sciences Corporation on the evening of November 21, 2025.

Kevin Conroy all team email

Date: November 21, 2025

Subject: Following up on yesterday

BCC: DL Employees Exact Sciences; DL Remote Employees Exact Sciences

Team,

Yesterday was a meaningful and inspiring day for Exact Sciences. We announced our agreement to be acquired by Abbott, a milestone that celebrates the extraordinary work of this team and opens a new chapter filled with opportunity. I feel deep pride in what we’ve built together and excitement for what lies ahead. We will move forward with care for our people, transparency in our process, and focus on our mission.

Joining Abbott allows us to reach more patients, faster. Their scale and global resources will help us prevent cancer, detect it earlier, and guide treatment for many more people. I also want to thank Robert Ford for visiting Madison yesterday. Hearing directly from him showed how closely our values and purpose connect, as well as the strength of what we can achieve together.

As we take this next step, it’s important to remember that we will operate as an independent company until the transaction closes, which is expected sometime in Q2. During this time, please do not reach out directly to people at Abbott unless a member of the integration team, which we’ll be forming shortly, has asked you to do so.

It is critical that we stay focused on our mission and our goals.

Here’s my ask for you now:

1.	Visit our Nucleus page for the latest updates and materials.

2.	Read the FAQs so you have the facts and know where to go with questions.

3.	If you cannot find something, notify your manager or HR.

4.	Join any upcoming employee town halls and team sessions. Leaders will walk through details and take questions. I will also join several of these.

I promise to keep sharing timely, honest updates as we confirm them. You’ll hear more about what’s next after the Thanksgiving holiday. For now, I hope you take time to rest, recharge, and enjoy moments with your loved ones.

On a personal note, I’ve dedicated many years to working at this incredible company with you. We should feel proud and excited for what we’ll continue to build together through this new opportunity. Our shared purpose and the strength of this team make all the difference. You make Exact Sciences what it is, and we’ll carry that same spirit into this next chapter.

With gratitude,

Kevin

Kevin Conroy

Chairman & CEO

We are Exact Sciences, maker of the Cologuard®, Oncotype DX®, and other life-changing tests.

Our purpose is to help eradicate cancer by preventing it, detecting it earlier, and guiding personalized treatment.

Learn more at ExactSciences.com

Important Information and Where to Find It

In connection with the proposed transaction, Exact Sciences Corporation (“Exact Sciences”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Exact Sciences’ stockholders. Exact Sciences may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Exact Sciences with the SEC. INVESTORS AND SECURITY HOLDERS OF EXACT SCIENCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement (when it is available) and other documents that are filed with the SEC by Exact Sciences free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Participants in the Solicitation

Exact Sciences and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Exact Sciences’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of Exact Sciences and their ownership of Exact Sciences common shares is contained in the definitive proxy statement for Exact Sciences’ 2025 annual meeting of shareholders, which was filed with the SEC on April 29, 2025, including under the headings “Information Concerning Directors and Nominees for Director,” “Information Concerning Executive Officers,” “Corporate Governance Principles, Board Matters, and Non-Employee Director Compensation,” “Compensation and Other Information Concerning Named Executive Officers” and “Securities Ownership of Certain Beneficial Owners and Management.” Additional information regarding ownership of Exact Sciences’ securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Exact Sciences in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Forward-Looking Statements

This communication contains forward-looking statements about, among other things, the proposed acquisition of Exact Sciences by Abbott Laboratories. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the following: the possible inability of the parties to consummate the proposed transaction on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including necessary regulatory approvals and the requisite vote by Exact Sciences’ stockholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the parties’ definitive agreement for the proposed transaction (the “Merger Agreement”); the risk that the Merger Agreement may be terminated in circumstances that require Exact Sciences to pay a termination fee; the possibility that competing offers may be made; the potential adverse impact on Exact Sciences of contractual restrictions under the Merger Agreement that limit Exact Sciences’ ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the proposed transaction and the possibility that the proposed transaction may be more expensive to complete than anticipated; potential adverse effects of the announcement or pendency of the proposed transaction, or any failure to complete the proposed transaction, on the market price of Exact Sciences’ common stock or on the ability of Exact Sciences to develop and maintain relationships with its personnel (including Exact Sciences’ ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom it does business or otherwise on Exact Sciences’ business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Exact Sciences’ ongoing business operations due to the proposed transaction; and the risk of litigation and/or regulatory actions related to the proposed transaction or Exact Sciences’ business and the outcome of any such litigation or regulatory action.

The risks described above are not exhaustive. Other important risks and uncertainties affecting Exact Sciences and its business are described in the Risk Factors sections of Exact Sciences’ most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in its other reports filed with the SEC. Exact Sciences undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.